EXHIBIT 99.2


I,  Steven Reder, Principal Financial Officer of QT 5, Inc., certify that:

         1. This annual report on Form 10-KSB of QT 5, Inc. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in this annual report fairly presents, in all material respects, the financial condition and results of operations of QT 5, Inc.


Dated: April 15, 2003

                           /s/ Steven Reder

                           -------------------------------------
                           Steve Reder, Principal Financial Officer